Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the several undersigned officers and directors of Bank of America Corporation whose signatures appear below, hereby makes, constitutes and appoints Lauren A. Mogensen and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission in his or her name and on his or her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2024, with all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, granting unto said attorneys-in-fact and agents full power and authority to do and perform every act necessary or incidental to the performance and execution of the powers granted herein, hereby ratifying and confirming all acts which said attorneys-in-fact or attorney-in-fact might do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

    IN WITNESS WHEREOF, each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

Signature	Title	Date

/s/Brian T. Moynihan	Chief Executive Officer, President, Chair and Director (Principal Executive Officer)	January 29, 2025
Brian T. Moynihan

/s/Alastair M. Borthwick	Chief Financial Officer (Principal Financial Officer)	February 25, 2025
Alastair M. Borthwick

/s/Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	February 18, 2025
Rudolf A. Bless

/s/Sharon L. Allen	Director	January 29, 2025
Sharon L. Allen

/s/José E. Almeida	Director	January 29, 2025
José E. Almeida

/s/Pierre J.P. de Weck	Director	January 29, 2025
Pierre J.P. de Weck

/s/Arnold W. Donald	Director	January 29, 2025
Arnold W. Donald

/s/Linda P. Hudson	Director	January 29, 2025
Linda P. Hudson

/s/Monica C. Lozano	Director	January 29, 2025
Monica C. Lozano

/s/Maria N. Martinez	Director	February 24, 2025
Maria N. Martinez

/s/Lionel L. Nowell III	Director	January 29, 2025
Lionel L. Nowell III

/s/Denise L. Ramos	Director	January 29, 2025
Denise L. Ramos

/s/Clayton S. Rose	Director	January 29, 2025
Clayton S. Rose

/s/Michael D. White	Director	January 29, 2025
Michael D. White

/s/Thomas D. Woods	Director	January 29, 2025
Thomas D. Woods

/s/Maria T. Zuber	Director	January 29, 2025
Maria T. Zuber